UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 14, 2013, Edwards Lifesciences Corporation, a Delaware corporation (“Edwards”), announced the issuance of $5 million in shares of its common stock, par value $1.00 per share (the “Shares”) to the Mussallem Living Trust dated March 7, 2005 (the “Purchaser’), pursuant to a Subscription Agreement dated May 13, 2013.  The number of Shares to be issued would be calculated by dividing $5 million by the greater of (a) the closing price per share of Common Stock on May 15, 2013 (the “Closing Date”), and (b) the average closing price per share of the Common Stock for the ten (10) consecutive trading days ending on May 13, 2013, the second (2nd) trading day immediately prior to the Closing Date.  Pursuant to the Subscription Agreement, the Purchaser agreed to hold the Shares for a period of one year after the Closing Date.  The Shares were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.  The number of shares actually issued to the Purchaser on May 15, 2013 was 70,283.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the complete terms and conditions of the Subscription Agreement. Copies of the Subscription Agreement is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibits are being filed herewith:

No.	Description
10.1	Subscription Agreement, dated May 13, 2013, by and between Edwards Lifesciences Corporation and the Mussallem Living Trust dated March 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Denise E. Botticelli
Vice President, Associate General Counsel, and
Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1	Subscription Agreement, dated May 13, 2013, by and between Edwards Lifesciences Corporation and Mussallem Living Trust dated March 7, 2005.